LETTER OF EXTENSION

THIS LETTER OF EXTENSION dated this 18th day of April, 2005

                                    BETWEEN:

          Steven J. Turcotte or Nominee of 200, 724 - 11th Avenue S.W.,
                        Calgary, Alberta, Canada T2R 0E4
                                (the "Licensee")

                                       AND

                US Center for Energy Information Inc. (USCEI) of
               16219 York Minster Drive, Spring, Texas, USA 77379
                                (the "Licenser")

TERMINATION EXTENSION

Under the Agreement Sign on May 10, 2004, signed by both the Licensee and Licenser. Section 14.2 Sub-section C which reads "upon written notice by Mr. Turcotte if USCEI will cease for a period of greater than 2 months to record any sales pursuant to the exploitation of the Technology. Such termination will be without prejudice to any rights, obligations or liabilities already accrued prior to such termination."

Mr. Steve Turcotte (Licensee) will extend these terms of the agreement to help USCEI (Licenser) achieve sales with a adequate time frame, based on current company conditions in front of the U.S SEC. USCEI has a 12 month extension to record sales from the date the Registration Statement goes effective.

Governing Law

This Extension will be construed in accordance with and governed by the laws of the Province of Alberta, Canada.

Amendments

This Agreement may only be amended or modified by a written instrument executed by both the Licensee and Licenser.

Severability

The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.


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General Provisions

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

This Agreement constitutes an amendment to the original agreement dated May 10, 2004 between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand on this 18th day of April, 2005.


/s/ Wendy Webster                       /s/ Steve Turcotte
-----------------------------------     ----------------------------------------
Witness                                 Steven J. Turcotte (Licensee)


                                        US Center for Energy Information Inc.


/s/ D.K. Wicker                         /s/ Paul Wicker
-----------------------------------     ----------------------------------------
Witness                                 President - Mr. Paul Wicker (Licenser)